EXHIBIT 99.1

PERFORMANCE SPORTS GROUP LTD.

CHANGE OF STATUS NOTICE
PURSUANT TO SECTION 11.2 OF NATIONAL INSTRUMENT 51-102 – Continuous Disclosure Obligations

TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Autorité des marchés financiers
Nova Scotia Securities Commission
Financial and Consumer Services Commission (New Brunswick)
Office of the Superintendent of Securities (Prince Edward Island)
Office of the Superintendent of Securities Service Newfoundland and Labrador
Northwest Territories Securities Office
Nunavut Securities Office
Office of the Superintendent of Securities (Yukon Territory)

RE:	Change of Status Notice pursuant to Section 11.2 of National Instrument 51-102 -Continuous Disclosure Obligations (“NI 51-102”)

Pursuant to Section 11.2 of NI 51-102, Performance Sports Group Ltd. hereby gives notice that it became a “venture issuer” as defined in NI 51-102 upon the de-listing of its common shares from the New York Stock Exchange and the Toronto Stock Exchange, which occurred on November 28, 2016 and December 8, 2016, respectively.

DATED this 15th day of December, 2016.

PERFORMANCE SPORTS GROUP LTD.

(signed) “Michael J. Wall”
Name: Michael J. Wall Title: Executive Vice President, General Counsel and Corporate Secretary